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                                                                   EXHIBIT 10.12
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                          [FORM OF] STANDARD SUBLEASE

     1. Parties. This Sublease, dated, for reference purposes only, July 31, 2000, is made by and between GUY F. ATKINSON CONSTRUCTION CORPORATION (as assignee of Guy F. Atkinson Company) (Sublessor") and VERISITY DESIGN, INC. ("Sublessee").

     2. Premises. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, those certain office premises in the Building located at 110 TURNPIKE ROAD, WESTBOROUGH located in the County of WORCESTER State of MASSACHUSSETTS and generally described as (describe briefly the nature of the property) 3,638 rentable square feet on the first floor of such Building ("Premises").

     3.   Term.

     3.1 Term. The term of this Sublease shall be for NINETEEN (19) MONTHS commencing on AUGUST 1, 2000 and ending on FEBRUARY 28, 2002 unless sooner terminated pursuant to any provision hereof. Notwithstanding the foregoing, the term of this Sublease shall not commence prior to the date that Sublessor has obtained the consent of the Master Lessor hereto pursuant to Paragraph 9.1 of this Sublease. Sublessor shall not deliver possession of the Premises to Sublessee until such consent has been obtained.

     3.2 Delay in Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the commencement date. If, despite said efforts, Sublessor is unable to deliver possession as agreed on or before August 15, 2000, Sublessee shall have the right to terminate this Sublease upon written notice to Sublessor, whereupon Sublessor shall return to Sublessee within five (5) days thereafter all prepaid rent and security deposit.

     4.   Rent.

     4.1 Base Rent. Sublessee shall pay to Sublessor as Base Rent for the Premises equal monthly payments of $6,670 in advance, on the FIRST day of each month of the term hereof, provided that Sublessee shall pay Sublessor upon the execution hereof $8,338 as Base Rent for the first two (2) months of the term of this Sublease. The parties acknowledge that the operating expenses under the Master Lease are included in the Base Rent under this Sublease. Base Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment.

     4.2 Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("Rent"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

     5. Security Deposit. Sublessee shall deposit with Sublessor upon delivery of the Premises and receipt of Master Lessor's consent, $40,020 in accordance with Paragraph 12.2 hereof as security for Sublessee's faithful performance of Sublessee's obligations hereunder. The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in the Master Lease (as modified by Paragraph 7.3 of this Sublease).

     6.   Use.

     6.1 Agreed Use. The Premises shall be used and occupied only for general office use and for no other purpose.

     6.2 Compliance. Sublessor warrants that the improvements on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances ("Applicable Requirements") in effect on the commencement date. Said warranty does not apply to the use to which Sublessee will put the Premises or to any alterations or utility installations made or to be made by Sublessee. NOTE: Sublessee is responsible for determining whether or not the zoning is appropriate for its intended use, and acknowledges that past uses of the Premises may no longer be allowed.

     6.3  Acceptance of Promises and Lessee. Sublessee acknowledges that:

     (a) it has been advised by Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Sublessee's intended use,

     (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, except to the extent that the same is the obligation of the Master Lessor under the Master Lease, and

     (c) Neither Sublessor, Sublessor's agents, nor any Broke has made any oral or written representations or warranties with respect to said matters other than as set forth In this Sublease.

In addition, Sublessor acknowledges that:

     (a) Broker has made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and
     (b) it is Sublessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

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     7.   Master Lease

     7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the "Master Lease", a copy of which is attached hereto marked
Exhibit 1, wherein OTR, an Ohio general partnership (as succcessor to WESTBOROUGH EXECUTIVE PARK LLC) is the lessor, hereinafter the "Master Lessor".

     7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

     7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein. Notwithstanding anything to the contrary contained in this Sublease, Section 4 of the Master Lease shall be excluded from this Sublease, the parties acknowledging that Sublessee shall not be required to pay Operating Expenses under the Master Lease.

     7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen during the term of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease.

     7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that Sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations".

     7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys' fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

     7.7 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease, and that the Master Lease has not been amended in any way except as shown on Exhibit 1. Sublessor represents that the current term of the Lease will expire on February 28, 2002.

     8.   Assignment of Sublease and Default.

     8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

     8.2 Master Lessor, by executing this document, agrees that until Default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

     8.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

     8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

     9.   Consent of Master Lessor.

     9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within ten days of the date hereof, Master Lessor signs this Sublease or otherwise gives its consent to this Subletting in a form reasonably acceptable to Sublessee, which consent shall include an acknowledgement that the current condition of the Premises satisfies the requirements under the Master Lease for delivery of the Premises back to Master Lessor upon termination of the Master Lease and that Master Lessor will not require that any currently-existing alterations to the Premises be removed upon the expiration of the Master Lease.

     9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Master Lessor's consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

     9.3  In the event that Master Lessor does give such consent then:

     (a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

     (b) The acceptance of Rent by Master Lessor from Sublessee or anyone else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

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     (c)  The consent to this Sublease shall not constitute consent to any subsequent subletting or assignment.

     (d) Master Lessor may consent to subsequent subletting and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

     (e) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

     9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

     9.5 Master Lessor acknowledges that, to the best of Master Lessors knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

     9.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

     10.  Brokers Fee.

     10.1 Upon execution hereof by all parties, Sublessor shall pay to CB RICHARD ELLIS/WHITTIER PARTNERS a licensed real estate broker, ("Broker"), a fee as set forth in a separate agreement between Sublessor and Broker for brokerage services rendered by Broker to Sublessor in this transaction.

     11. Attorney's Fees. If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court.

     12.  Additional Provisions.

     12.1 Sublessee shall maintain insurance requirements per the Master Lease. A certificate of insurance, in a form acceptable to Sublessor, must be received by Sublessor prior to occupancy of the Premises by Sublessee.

     12.2 The Security Deposit shall conform to the following terms:

          (i) A cash security deposit equal to two (2) months of rent or $13,340 to be held by Sublessor for the full term of this Sublease.

          (ii) Upon Master Lessor's consent and prior to occupancy, a letter of credit, in a form reasonably acceptable to Sublessor, equal to an additional four (4) months of rent or $26,680. Provided that Sublessee is not in default of any of the provisions of this Sublease for the first nine (9) months of the Term, the Sublessor shall return said letter of credit to the Sublessee within 10 days of the end of the ninth (9/th/) month.

     12.3 Rent shall be sent to the following address:
          Attn: A/P-A/R MANAGER
          Guy F. Atkinson Construction Corporation
          C/o The Clark Construction Group, Inc.
          7500 Old Georgetown Road, Suite 300
          Bethesda, Maryland 20814

     12.4 Sublessor shall bill Sublessee $0.80 per rentable square foot (+/- 3,638sf) per year for electricity.

     12.5 Sublessee shall have no liability for the failure of Sublessor to perform any of its obligations under the Master Lease occurring prior to the commencement of the term of this Sublease.

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     12.6 By executing this Sublease below, Master Lessor consents to the subletting and acknowledges that the current term of the Master Lease expires on February 28, 2002.



on:___________________________________    By:___________________________________
                                             GUY F. ATKINSON CONSTRUCTION
                                             CORPORATION,
                                             "Sublessor" (Corporate Seal)


on:____________________________________   By:___________________________________
Address:_______________________________      VERISITY DESIGN, INC.
                                             "Sublessee" (Corporate Seal)



on:____________________________________   By:___________________________________
Address:_______________________________   By:___________________________________
                                             "Master Lessor" (Corporate Seal)

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